Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of January 10, 2018 (this “Amendment”), is entered into among SunCoke Energy, Inc., a Delaware corporation (the “Borrower”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A.    The Borrower, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of May 24, 2017 (as amended or modified, the “Credit Agreement”).

B.    Pursuant to Section 2.24 of the Credit Agreement, the Borrower has incurred an Incremental Term Loan in the original principal amount of $45,000,000 as more particularly described in that certain Increased Facility Activation Notice of even date herewith.

C.    The parties hereto have agreed to amend the Credit Agreement as necessary to reflect the existence and terms of the Incremental Term Loan evidenced by such Increased Facility Activation Notice, and such amendment is permitted to be executed by the Administrative Agent and the Borrower in accordance with Section 2.24(e) of the Credit Agreement.

D.    In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.    Amendments to Credit Agreement.

(a)    The following new term is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical sequence to read as follows:

““Initial Incremental Term Loan” means the Incremental Term Loan implemented pursuant to that certain Increased Facility Activation Notice, dated January 10, 2018.”

(b)    The following sentence is added to the end of Section 2.3 of the Credit Agreement to read as follows:

“Furthermore, the Borrower shall repay the remaining outstanding principal amount (if any) of each Incremental Term Loan on the Incremental Term Maturity Date for such Incremental Term Loan.”

(c)    A new Section 2.8(c) is hereby added to the Credit Agreement to read as follows:

“(c)    Notwithstanding anything to the contrary in Section 2.10, if, on or prior to May 8, 2018, the Borrower prepays all or any portion of the Initial Incremental Term Loan, then concurrently with such prepayment, the Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders holding the Initial Incremental Term Loan, a fee equal to 1.00% of the principal amount of the Initial Incremental Term Loan so prepaid.”

(d)    The following new Section 6.16 is hereby added to the end of Section 6 of the Credit Agreement to read as follows:

“6.16    Use of Proceeds of Initial Incremental Term Loan.

The proceeds of the Initial Incremental Term Loan shall be used solely (a) to refinance the Senior Notes and pay fees, premiums, accrued interest, and other transaction expenses in connection therewith and (b) to pay fees, expenses and other transaction expenses incurred in connection with the funding of the Initial Incremental Term Loan, the execution and delivery of the documents related thereto and the transactions contemplated thereby.”

(e)    All appearances of the term “Incremental Term Loan Maturity Date” appearing in the Credit Agreement are hereby replaced with the term “Incremental Term Maturity Date”.

2.    Effectiveness; Conditions Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower and the Administrative Agent.

3.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.

4.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	SUNCOKE ENERGY, INC.,
a Delaware corporation

	By:	/s/ Fay West
	Name:	Fay West
	Title:	Senior Vice President and Chief Financial Officer

SUNCOKE ENERGY, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Erik M. Truette
	Name:	Erik M. Truette
	Title:	Vice President

SUNCOKE ENERGY, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT